SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (this "***Agreement***") made this 29th day of November, 2010, between Walter J. Doyle, Trustee of the Walter J. Doyle Trust dated February 5, 1992, and Francis T. Jacobs, Trustee of the Revocable Trust Created by Julie E. Jacobs under Agreement dated November 25, 1999 (the "***Lenders***"), and The Director of Development of the State of Ohio, acting on behalf of the State of Ohio (the "***Creditor***").

WHEREAS, Creditor has made certain loan and credit accommodations to The Guitammer Company, an Ohio corporation (hereinafter the "***Borrower***"), secured by first priority security interests and liens on all of Borrower's property and assets (the ***"Collateral"***); and

WHEREAS, Lenders have made and agreed to make certain loan and credit accommodations to Borrower on the condition that Lenders acquire a first priority security interest and liens on all of Borrower's property and assets; and

WHEREAS, the Creditor is aware of the general terms and conditions of the Lenders Documents; and

WHEREAS, Lenders require that Creditor subordinate, and Creditor has agreed to subordinate, the repayment of the Creditor Indebtedness and its rights and remedies relating thereto under the Creditor Documents to the payment of all indebtedness of Borrower to Lenders and to the Lenders' rights and remedies related thereto; and

WHEREAS, Lenders require the Creditor to subordinate, and Creditor has agreed to subordinate, the Creditor's security interest and lien in Borrower's property and assets to the security interest and lien of Lenders in all of the Borrower's property and assets and to the Lenders' rights and remedies as a secured party related thereto.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lenders and Creditor agree as follows:

1. All understandings, agreements, representations and warranties contained herein are solely for the benefit of the parties hereto and there are no other parties including, without limitation, Borrower who are intended to be benefitted in any way by this Agreement. All of the recitals above are hereby incorporated herein. Creditor has agreed to subordinate, the Creditor's security interest and lien in Borrower's property and assets to the security interest and lien of Lenders in all of the Borrower's property and assets and to the Lenders' rights and remedies as a secured party related thereto.

2. The Creditor represents and warrants that on the date hereof the only indebtedness outstanding from Borrower to Creditor is indebtedness evidenced by the documents executed in connection with the Loan Agreement dated April 25, 2008 (the ***"Creditor Indebtedness"*** or ***"Creditor Documents"***). There are no other agreements or instruments between Creditor and Borrower relating to the payment of any indebtedness or liabilities from Borrower to Creditor.

3. Anything in the Creditor Documents notwithstanding, the Creditor agrees that all of the Borrower's obligations to the Creditor are and shall be expressly subordinate and junior in right of payment to the prior payment in full in cash of all existing and future indebtedness, obligations, fees, charges, expenses and costs owing from the Borrower to the Lenders up to a maximum of Seven Hundred Thousand Dollars ($700,000.00) (the "***Senior Obligations***"). The term "Senior Obligations" as used herein includes, without limitation, principal and interest due to Lenders pursuant to the documents, instruments or agreements evidencing, securing or otherwise pertaining to the Senior Obligations, as the same may be modified, amended, renewed, extended or restated from time to time (all of the foregoing, together with all instruments and documents executed in connection therewith, the "***Lenders Documents***"), and also includes any and all legal fees, forbearance fees, costs, other expenses and interest accruing during a bankruptcy proceeding with respect to Borrower, notwithstanding any law to the contrary.

In furtherance of the foregoing, the Borrower shall not make, and the Creditor shall not accept, receive or retain from the Borrower any direct or indirect payment (in cash, property, or securities or by set-off or otherwise) upon or with respect to the Creditor Documents as a result of any acceleration, demand, suit for collection, action or enforcement of the Borrower's obligations to Creditor with respect to the Creditor Indebtedness or the Creditor Documents, or in respect of any prepayment, redemption, retirement, purchase or other acquisition of the Borrower's obligations to Creditor with respect to the Creditor Indebtedness or the Creditor Documents, until all the Senior Obligations have been paid in full in cash; provided, however, that so long as: (a) no Event of Default exists under the Lenders Documents, or would immediately thereafter exist under the Lenders Documents, as the result of a scheduled payment under the Creditor Documents as to which Borrower or Lenders have provided written notice to Creditor at the address set forth below; and (b) Lenders have not notified Creditor that a Blockage Period (as defined below) is being commenced (such notice, a "***Blockage Notice***"), then regularly scheduled payments of interest (but not principal) may be made by Borrower to Creditor pursuant to the Creditor Documents if a Blockage Notice has not been received. In the event that regularly scheduled payments pursuant to the Creditor Documents are prohibited pursuant to the terms of this section as a result of an Event of Default as set forth in (a) above and with respect to which Lenders has issued a Blockage Notice, the period during which said payments shall not be permitted as a result of said Event of Default (the "***Blockage Period***") shall begin on the date of the Blockage Notice and terminate the date on which Lenders notify Creditor that the subject Event of Default has been waived or cured.

4. Unless and until all the Senior Obligations shall be paid in full in cash, the Creditor covenants and agrees that it shall not, directly or indirectly (a) exercise or enforce any right of acceleration, demand or set off against the Borrower or the assets or property of the Borrower, including the Collateral (as defined below or in the Lenders Documents); (b) make any claim or commence or initiate any action, lawsuit, case or proceeding against the Borrower to enforce any of the rights and remedies under the Creditor Documents or join together or with any creditor in any action, lawsuit, case or proceeding against the Borrower, (c) ask for, demand, take, accept or receive any action to obtain, any additional security interest or lien on the assets or property of the Borrower or exercise any right of foreclosure or any right or remedy with respect to the

Borrower or the assets or property of the Borrower; (d) contact any account debtors of Borrower or otherwise seek payment from any obligor on any Collateral; (e) take any action under the provisions of any, state or federal law, including without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon or take possession of or sell any property or assets of Borrower including the Collateral; or (f) take any other action that interferes with, is prejudicial to or inconsistent with Lenders' rights and first priority secured position with respect to the Borrower or the assets or property of the Borrower including, without limitation, that the Creditor shall not take any action that will impede, interfere with, restrict, or restrain the exercise by the Lenders of their rights and remedies under the Lenders Documents. If Creditor shall attempt any of the foregoing actions, the Borrower or the Lenders may interpose as a defense or plea the making of this Agreement and the Lenders may intervene and interpose such defense in its name or in the name of the Borrower and the Borrower or the Lenders may by virtue of this Agreement restrain the enforcement thereof in the name of the Borrower or the Lenders.

5. Creditor represents, covenants and agrees that it: (a) is the sole owner and holder of all rights and interests with respect to the Creditor Indebtedness and that it has not sold or assigned any interest therein; (b) has not granted any prior subordinations with respect to same; (c) will not sell, assign or dispose of the rights with respect to the Creditor Indebtedness or any interest therein unless the recipient agrees in writing to be bound by this Agreement; (d) will not grant, create, or incur any security interest, lien, charge or other encumbrance whatsoever in connection with the rights with respect to the Creditor Indebtedness; and (e) will not modify, amend, alter, change, substitute or extend any of the terms or provisions of the Creditor Documents in any manner which would make Borrower's obligations thereunder more burdensome than they are as of the date hereof.

6. In furtherance of the foregoing, Creditor assigns to the Lenders all of their rights in any claims they may have against the Borrower or its properties arising out of or relating to the Creditor Indebtedness, or the Creditor Documents, whether now existing or hereafter arising thereunder ("***Creditor Claims***") and pursuant hereto, in any bankruptcy, receivership or other insolvency proceeding relative to the Borrower or its property or assets.

7. Any payments or distributions of assets of the Borrower of any kind or character, whether in cash, property or securities or by set-off or otherwise, and whether as a payment on the Creditor Indebtedness, which are not permitted to be received or retained by Creditor hereunder or are received by the Creditor during any reorganization or insolvency proceeding (except for Reorganization Securities or Debt), shall be held by the Creditor in trust for and turned over to the Lenders for application to the Senior Obligations until all such Senior Obligations shall have been paid in full in cash. To the extent any such payments are turned over by Creditor to Lenders, Creditor shall have the right to receive payment of any such turned over payment, together with interest thereon, after Lenders have been otherwise paid in full (taking into account such turned over payment) and shall be subrogated to the interest of Lenders therein. As used in this Agreement, "***Reorganization Securities or Debt***" means securities received or debt allowed in any reorganization or insolvency proceeding which are subordinate and junior in right of payment to the payment of the Senior Obligations, at least to the extent provided in this Agreement.

8. In the event of any distribution of the proceeds of the Collateral, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and indebtedness of Borrower, or the application of the assets of Borrower to the payment or liquidation thereof, or as a result of acceleration of the Creditor Indebtedness or the exercise of any rights as described in Section 5 hereof including any foreclosure or the dissolution or winding up of Borrower's business or the sale of all or substantially all of Borrower's assets (hereinafter a "***Liquidation***"), all distributions of proceeds of the Collateral shall be made to Lenders until such time as all of the Senior Obligations have been paid in full in cash.

9. Each of the parties shall endeavor to provide the other with a copy of any notice of demand, or similar communication as and when given the Borrower.

10. Any interest payments made by Borrower to Creditor during periods when (a) no Event of Default exists or existed as a result of such payment as to which Borrower or Lenders have provided written notice to Creditor; and (b) Lenders have not notified Creditor that a Blockage Period is being commenced, may be retained by Creditor and shall not be subject to recapture by Lenders.

11. The subordinations and agreements set forth herein shall remain in full force and effect until Lenders advise Creditor that Borrower has paid in full in cash the Senior Obligations and Lenders have terminated their security interests in and to the Collateral. The rights and obligations of the Creditor and Lenders hereunder shall not be affected by any act or failure to act by Borrower (regardless of any knowledge Lenders may have thereof) or the bankruptcy or insolvency of Borrower and shall be effective regardless of whether either Lenders or Creditor, in the future, seeks to rescind, amend, terminate or reform by litigation or otherwise their respective agreements with Borrower. The Lenders may, without notice to Creditor (which right to notice is waived) modify, amend, waive, extend, release or otherwise deal with the Borrower, the Senior Obligations, or any obligor thereon or the Collateral in Lenders' discretion, without affecting any of Lenders' rights or remedies hereunder.

12. Lenders are hereby authorized to demand specific performance of this Agreement at any time when Creditor shall have failed to comply with any of the provisions hereof. Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law, or any other defense which might be asserted as a bar to such remedy of specific performance.

13. This Agreement is solely for the benefit of Lenders and Creditor and no other person or entity shall be entitled to rely upon, or is intended to receive any benefit under or pursuant to this Agreement. Nothing contained in this Agreement is intended to affect or limit, in any way whatsoever, either party's security interest in the Collateral, insofar as the rights of Borrower and third parties are involved. Lenders and Creditor specifically reserve any and all of their respective rights, powers and remedies against Borrower and any third parties.

14. All notices and other communications hereunder shall be made by telegram, electronic transmitter, overnight air courier or certified or registered mail, return receipt requested, and shall be deemed to be received by the party to whom sent

one (1) business day after sending if sent by telegram, electronic transmitter or overnight air courier, and there (3) Business Days after mailing (if sent by certified or registered mail). All such notices and other communications to a party hereto shall be addressed to such party as follows:

If to Lenders:	Walter J. Doyle, Trustee 1970 Jewett Road Powell, Ohio 43065 Telephone: (614) 885-4742
	Francine I. Jacobs, Trustee 5050 Thornhill Lane Dublin, Ohio 43017 Telephone: (614) 888-1901 Facsimile: (614) 885-3006
With Copy to:	Robert T. Pappas JONES, TROYAN, PAPPAS & PERKINS 1472 Manning Parkway Powell, Ohio 43065 Telephone: (614) 888-8500 Facsimile: (614) 888-2560
	Thomas E. Moloney c/o American Energy Services, Inc. 1105 Schrock Road, Suite 602 Columbus, Ohio 43229 Telephone: (614) 885-1901 Facsimile: (614) 885-3006
If to Creditor:	

or to such other address as such party may designate for itself in a notice to the other party given in accordance with this section.

15. No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by a written agreement signed by Lenders and Creditor.

16. The provisions of this Agreement are independent of and separable from each other, and no such provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other such provision may be invalid or unenforceable in whole or in part. If any provision of this Agreement is prohibited or unenforceable in any jurisdiction, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition or unenforceability and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable nor rendered or unenforceable in any other jurisdiction.

17. This Agreement constitutes the final and complete agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior negotiations, understandings and agreements between such parties with respect to such transactions.

18. Creditor agrees to execute and deliver such additional instruments and documents and take such additional actions as Lenders may reasonably request in order to carry out and evidence the terms of this Agreement.

19. This Agreement shall be governed by and construed under the laws of the State of Ohio and shall be binding upon, and inure to the benefit of; the successors and assigns of the parties hereto.

20. In the event the Senior Obligations are paid in whole by a lender other than Lenders, regardless of whether or not the Lenders Documents are assigned to the refinancing lender, the refinancing lender shall be entitled to all rights of Lenders hereunder and the obligations of Borrower to such refinancing lender with respect to such refinancing shall constitute "Senior Obligations" as defined herein. Upon request by such refinancing lender, Creditor shall promptly enter into a subordination agreement with such refinancing lender on terms substantially similar to the terms contained in this Agreement.

21. This Agreement may be executed in any number of counterparts, each of which when signed will be deemed to be an original and all such counterparts together shall be deemed to be an original.

[*SIGNATURES ON FOLLOWING PAGE*]

Executed as an instrument under seal as of the date first above written.

WITNESS:

CREDITOR:

DIRECTOR OF DEVELOPMENT OF THE STATE OF OHIO

____
Witness

By: Robert P. Stimpfle
(Name)
(Title) Deputy Chief Legal Counsel

LENDERS:

WALTER J. DOYLE TRUST DATED FEBRUARY 5, 1992

____
Witness

By: Walter J. Doyle TTEE
Walter J. Doyle, Trustee

REVOCABLE TRUST CREATED BY JULIE E. JACOBS UNDER AGREEMENT DATED NOVEMBER 25, 1999

Denise M. Amspoker
Witness

By: Francine T. Jacobs, Trustee
Francine T. Jacobs, Trustee

ACKNOWLEDGMENT AND AGREEMENT

The undersigned, The Guitammer Company, does hereby accept and acknowledge receipt of a copy of the foregoing Agreement, and agrees that: (a) it will not pay any of the Creditor Indebtedness except as the foregoing Agreement provides; (b) it will be bound by all provisions of the foregoing Agreement; and (c) that it shall have no rights, remedies or priorities either directly or as a third party beneficiary by virtue of the Agreement. In the event of a breach by the undersigned of any of the provisions herein, it shall constitute an Event of Default under each of the Lenders Documents.

All capitalized terms used in this Acknowledgment and Agreement without definition shall have the same meanings as set forth in the foregoing Agreement.

The undersigned have caused this Acknowledgment and Agreement to be duly executed under seal as of the day and year first above written.

BORROWER:

THE GUITAMMER COMPANY

By:
Mark Luden, President